Exhibit 99.1

           ARBOR REALTY TRUST DECLARES THIRD QUARTER 2005 DIVIDEND

    UNIONDALE, N.Y., Oct. 17 /PRNewswire-FirstCall/ -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, announced today that its Board of Directors has declared a quarterly cash dividend of $0.65 per share of common stock for the quarter ended September 30, 2005. The third quarter cash dividend represents a 14% increase over the prior quarter. The dividend is payable on November 11, 2005 to common shareholders of record on October 27, 2005.

    "I am pleased to announce an increase in our quarterly cash dividend for the fifth consecutive quarter," said Ivan Kaufman, Chairman and Chief Executive Officer. "As we have stated in the past, management and our Board of Directors recognize the importance of delivering a stable and growing dividend to our investors. In the second quarter, we received a $36 million distribution from our equity participation interests in the Prime Retail portfolio. This distribution, which was subject to incentive compensation per Arbor's management agreement, was received as part of a tax deferred refinance of the property, and as such, was not required to be distributed to shareholders. However, we did use part of this distribution to fund a portion of our second quarter dividend, as well as a portion of this current dividend, and intend to utilize this and any similar distributions to help fund future dividend growth. Our goal is to continue to seed our portfolio with this type of investment; and while they generally take some time to harvest, we have already demonstrated that these investments contribute to our bottom line, fuel long-term growth and further enhance our franchise value."

    About Arbor Realty Trust, Inc.
    Arbor Realty Trust, Inc. is a real estate investment trust which invests in a diversified portfolio of multifamily and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 15 offices in the U.S. that specializes in debt and equity financing for multifamily and commercial real estate.

    Safe Harbor Statement
    Certain items in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor's expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in the Arbor's Annual Report on Form 10-K for the year ended December 31, 2004 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release.

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Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

    Contacts:
    Arbor Realty Trust, Inc.
    Paul Elenio, Chief Financial Officer
    516-832-7422
    paul.elenio@thearbornet.com

    Investors:
    Stephanie Carrington/ Denise Roche
    The Ruth Group
    646-536-7017 / 7008
    scarrington@theruthgroup.com
    droche@theruthgroup.com

    Media:
    Bonnie Habyan, SVP of Marketing
    516-229-6615
    bonnie.habyan@thearbornet.com

CONTACT: Paul Elenio, Chief Financial Officer of Arbor Realty Trust, Inc., +1-516-832-7422, paul.elenio@thearbornet.com; Investors: Stephanie Carrington, +1-646-536-7017, scarrington@theruthgroup.com, or Denise Roche, +1-646-536-7008, droche@theruthgroup.com, both of The Ruth Group for Arbor Realty Trust, Media:
Bonnie Habyan, SVP of Marketing, +1-516-229-6615, bonnie.habyan@thearbornet.com, for Arbor Realty Trust/